Exhibit 99.1

PRESS RELEASE

Majesco Announces Fiscal 2016 Year-End Financial Results

Fourth Quarter Revenue up 48.8%

Fiscal 2016 Revenue up 42.9%

Year End Order Backlog up 14.1% sequentially to $71.9 Million

Morristown, NJ – May 10, 2016 - Majesco, a global provider of core insurance software, consulting and services for insurance business transformation, today announced its financial results for the fiscal 2016 fourth quarter and fiscal year ended March 31, 2016.

“Fiscal 2016 has created a solid foundation and path to scale our business plan with significant progress across all key performance indicators,” commented Ketan Mehta, CEO and Co-Founder. “As we have stated previously, year one of our growth journey was dedicated to investing in our business to drive order book growth and market penetration. I am pleased with our results as the investments we made in our products, sales, marketing and infrastructure, have resulted in 43% increase in revenues, 47% increase in order backlog and 17 new customer wins during the year. In addition, I am particularly encouraged by the 9.1% increase in revenue we achieved on a sequential quarter basis.”

“As we enter the new fiscal year, we are focused on our customer’s implementation success, revenue growth and profitability to achieve our 2018 goal of delivering revenue of $ 200 to $ 225 million and EBIDTA of over 12%-.”

“We continue to gain momentum across mid-market, start-up and tier 1 carriers with our core, digital, data, distribution and cloud businesses and I am excited to share more about our plans for the future at our May 11, 2016 investor day.”

Financial Highlights

For the fourth quarter ended March 31, 2016

•	Revenue for the fourth quarter ended March 31, 2016 increased 48.8% to $32.3 million as compared to $21.7 million in the corresponding quarter of last year. The growth was primarily driven by favourable momentum in Majesco’s P&C and L&A business, new customer wins, expanding customer relationships during the year, and the addition of Cover-All. On a sequential basis, fourth quarter revenue increased 9.1% compared to $29.6 million for the quarter ended December 31, 2015.

•	Gross profit was $14.4 million (44.7% of revenue) for the fourth quarter ended March 31, 2016, compared to $7.1 million (32.5% of revenue) for the quarter ended March 31, 2015. The 12.2 percentage point increase in gross margin was primarily due to the increase in revenues, a favorable mix of higher margin business and a 6.5% margin impact in the fourth quarter of 2015 due to the termination by a customer of a project in the India Asia Pacific geography for which a reserve had been taken in the quarter ended March 31, 2015.

•	Research and development expenses were $4.6 million (14.3% of revenue) during the fourth quarter ended March 31, 2016 as compared to $2.5 million (11.4% of revenue) during the quarter ended March 31, 2015, largely on account of planned product investments in both the P&C and L&A segments.

•	SG&A expenses were $10.5 million (32.6% of revenue) during the fourth quarter ended March 31, 2016 as compared to $5.4 million (25.0% of revenue) during the quarter ended March 31, 2015. The increased SG&A expense for the fiscal 2016 fourth quarter was primarily due to the expansion of Majesco’s global sales and marketing infrastructure and the impact of the merger with Cover-All.

•	Adjusted EBITDA for the fourth quarter ended March 31, 2016 was $0.4 million (1.3% of revenue) as compared to $1.3 million (5.8% of revenue) during the quarter ended March 31, 2015.

•	Net loss for the fourth quarter ended March 31, 2016 was $1.5 million, or ($0.04) per share as compared to a net loss of $0.9 million, or ($0.03) per share for the quarter ended March 31, 2015.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the fiscal year ended March 31, 2016

•	Revenue for the fiscal year ended March 31, 2016 increased 42.9% to $113.3 million as compared to $79.3 million for the fiscal year ended March 31, 2015.

•	Gross profit was $50.5 million (44.5% of revenue) for the fiscal year ended March 31, 2016, compared to $30.5 million (38.5% of revenue) for the fiscal year ended March 31, 2015. The improvement in gross margin was primarily due to good revenue momentum in Majesco’s P&C and L&A businesses.

•	Research and development expenses were $16.3 million (14.4% of revenue) for the fiscal year ended March 31, 2016 as compared to $10.3 million (13.0% of revenue) for the fiscal year ended March 31, 2015.

•	SG&A expenses were $38.2 million (33.7% of revenue) for the fiscal year ended March 31, 2016 as compared to $21.0 million (26.5% of revenue) for the fiscal year ended March 31, 2015.

•	Adjusted EBITDA for the fiscal year ended March 31, 2016 was $0.6 million (0.5% of revenue) as compared to $3.0 million (3.8% of revenue) for the fiscal year ended March 31, 2015.

•	Net loss for the fiscal year ended March 31, 2016 was $3.6 million or ($0.10) per share as compared to a net loss of $0.7 million, or ($0.02) per share for the fiscal year ended March 31, 2015.

Balance Sheet

•	Majesco had cash and cash equivalents of $6.2 million at March 31, 2016, compared to $6.5 million at March 31, 2015, and $9.7 million at December 31, 2015.

•	Total debt at March 31, 2016 was $13.8 million, compared to $4.5 million at March 31, 2015, and $12.0 million at December 31, 2015.

Operating Highlights

•	The company added three new clients during the quarter resulting in a total of 17 new client wins for the fiscal year. This included Maine Mutual Group, a mid-market insurer, selecting Majesco P&C Suite and Majesco Business Analytics in the Cloud; UNUM, a tier one insurer, selecting Majesco L&A Policy and Majesco Billing; QBE, a top 20 insurer selecting Majesco Billing, Policy Admin and Business Analytics in the cloud; and Clear Blue Financial Holdings, a new start-up, selecting Majesco Data Services and Majesco Digital Services. The total client count as of March 31, 2016 stands at 149.

•	In addition, Majesco expanded its relationship with a number of existing client accounts, including two tier 1 insurers highlighting progress with our cross sale strategy. This included the expanding relationship with Homesite to support their broadening product portfolio and geographical presence in the U.S. and Hallmark Financial Services who selected Majesco’s Policy for P&C as their strategic enterprise platform for the Hallmark Commercial Insurance Solutions division.

•	Majesco announced the release of Majesco Testing Services that includes strategic test consulting, insurance automation framework and digital testing framework.

•	The 12-month backlog at March 31, 2016 was $71.9 million as compared to $63.0 million at December 31, 2015, up 14.1% reflecting strong growth momentum and higher by 47% as compared to March 31, 2015.

•	Majesco announced its expanding partnership ecosystem with the additions of Business Agility and Splice software strengthening the portfolio of offerings to clients and cloud business model.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2016 fourth quarter financial results on Tuesday, May 10, 2016 at 4:30 p.m. ET. Anyone interested in participating should call 888-417-8516 if calling from the U.S., or 719-325-2362 if calling internationally. A replay will be available until May 24, 2016, which can be accessed by calling 877-870-5176 within the U.S. and 858-384-5517 if calling internationally. Please use passcode 2594365 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=119457.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before one-time non-recurring one-time costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger and an one-time provision for reversal of accrued revenue in respect of a project in the India Asia Pacific geography which could potentially be terminated by a client.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

About Majesco

Majesco enables insurance business transformation for approximately 150 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-800-249-9540.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the year ended March 31, 2015.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015
Revenue	$32,306	$21,717	$113,302	$79,282
Cost of revenue	17,880	14,653	62,832	48,776
Gross profit	$14,426	$7,064	$50,470	$30,506

Operating expenses
Research and development expenses	$4,634	$2,476	$16,267	$10,344
Selling, general and administrative expenses	10,521	5,425	38,205	21,000
Restructuring expenses	-	45	465	1,120
Total operating expenses	$15,155	$7,946	$54,936	$32,464
Income/(Loss) from operations	$(730)	$(882)	$(4,466)	$(1,958)
Interest income	11	154	24	185
Interest expense	(355)	(140)	(596)	(200)
Other income (expenses),net	(64)	307	289	1,181
Income /(Loss) before provision for income taxes	$(1,137)	$(561)	$(4,749)	$(792)
(Benefit)/Provision for income taxes	402	372	(1,186)	(141)
Net Income/(Loss)	$(1,538)	$(933)	$(3,562)	$(651)
Net Income/(Loss) Attributable to Non-controlling interests	$-	$-	$-	$15
Net Income/(Loss) Attributable to Majesco	$(1,538)	$(933)	$(3,562)	$(666)

Earnings (Loss) per share:
Basic	$(0.04)	$(0.03)	$(0.10)	$(0.02)
Diluted	$(0.04)	$(0.03)	$(0.10)	$(0.02)

Weighted average number of common shares outstanding
Basic	36,451,357	30,575,000	36,451,357	30,575,000
Diluted	36,451,357	30,575,000	36,451,357	30,575,000

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	March 31, 2016	March 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,520	$6,262
Short term investments	633	270
Restricted cash	257	305
Accounts receivables, net	22,503	7,758
Unbilled accounts receivable	7,379	5,615
Deferred income tax assets	1,847	2,168
Prepaid expenses and other current assets	6,195	2,911
Total current assets	44,335	25,289
Property and equipment, net	3,462	1,173
Intangible assets, net	10,483	3,434
Deferred income tax assets	3,586	2,182
Other assets	480	271
Goodwill	32,275	14,196
Total Assets	$94,620	$46,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	$159	$17
Loan from bank	6,951	1,470
Accounts payable	3,659	442
Accrued expenses and other liabilities
Related Parties	-	3,520
Others	16,701	8,739
Deferred revenue	11,200	4,826
Total current liabilities	38,670	19,014
Capital lease obligation, net of current portion	120	31
Term loan - bank	6,800	3,000
Other	3,474	3,944
Total Liabilities	$49,064	$25,989

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of March 31, 2016 and NIL as of March 31, 2015, NIL shares issued and outstanding as of March 31, 2016 and March 31, 2015	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of March 31, 2016 and 300,000,000 as of March 31, 2015, 36,451,357 shares issued and outstanding as of March 31, 2016 and 30,575,000 as of March 31, 2015	$73	$61
Additional paid-in capital	69,505	39,049
Accumulated deficit	(24,360)	(20,798)
Accumulated other comprehensive income	339	2,244
Total equity of common stockholder	45,557	20,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,620	$46,545

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended December 31,
(U.S. dollars; in thousands):	2016	2015	2016	2015
Net Income (Loss)	$(1,538)	$(933)	$(3,562)	$(651)

Add:
Provision (benefit) for income taxes	402	372	(1,187)	(141)
Depreciation and amortization	898	826	3,843	2,425

Interest expense	355	140	596	200

Less:
Interest income	(11)	(154)	(24)	(185)
Other income (expenses), net	64	(307)	(289)	(1,181)
EBITDA	$168	$(56)	$(624)	$467

Add:
Restructuring costs	-	45	465	1,120
Stock based compensation	244	(151)	748	-
Reversal of accrued revenue	-	1,410	-	1,410
Adjusted EBITDA	$412	$1,248	$589	$2,997

Revenue	32,306	21,717	113,302	79,282
Adjusted EBITDA as % of Revenue	1.28%	5.75%	0.52%	3.78%

Majesco and Subsidiaries

Reconciliation of Selected U.S. GAAP Measures to Non-U.S. GAAP Measures

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(U.S. dollars; in thousands):	2016	2015	2016	2015
Net Income (Loss)	$(1,538)	$(933)	$(3,562)	$(651)

Restructuring Costs(1)	-	45	465	1,020
Total One-Time Costs	$-	45	$465	1,020
Adjusted Net Income	$(1,538)	(888)	$(3,097)	369

Adjusted Earnings (Loss) per Common Share:
Basic	$(0.04)	$(0.03)	$(0.08)	$0.01
Diluted	$(0.04)	$(0.03)	$(0.08)	$0.01

(1)Costs related to the merger with Cover-All Technologies and the listing of the Majesco common stock on the NYSE-MKT in connection with the merger.